UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 8.01	OTHER EVENTS

Dividend equivalents on restricted stock units

The Board of Directors and the Human Resources and Compensation Committee (the “HR&CC”) of NYSE Euronext (the “Company”) have determined that holders of restricted stock units (“RSUs”), including holders of unvested RSUs, should be eligible to receive dividend equivalents on their RSUs that correspond to the cash dividends our shareholders receive. On or shortly after January 14, 2011, holders of RSUs received dividend equivalents paid in cash in respect of the cash dividends that we paid on December 31, 2010. Holders of RSUs also will receive dividend equivalents paid in cash in respect of any cash dividends paid in 2011 and will be eligible to receive dividend equivalents, paid in cash or shares of the Company’s common stock, in respect of any cash dividends paid after 2011.

To provide for such dividend equivalents, the Company has amended its Omnibus Incentive Plan and 2006 Stock Incentive Plan (together, the “Plans”) and the agreements that govern the outstanding RSUs granted under the Plans. The Plans, as amended, authorize the HR&CC to determine that holders of certain stock-based awards, including RSUs, granted under the Plans are entitled to receive, currently or on a deferred basis, dividend equivalents on such awards, including unvested awards. The payment of dividend equivalents was previously limited to vested awards. The dividend equivalents may be paid in cash or shares of the Company’s common stock and, if paid in shares, will count against the maximum number of shares that may be issued under the Plans. The RSU agreements, as amended, provide for the payment of dividend equivalents on the terms described in the first paragraph above.

The Company will determine, in accordance with Section 409A of the Internal Revenue Code, whether to provide any dividend equivalents in respect of any cash dividends that are paid after 2011 and, if so, whether they will be paid in cash on a current basis or in shares on a deferred basis. Dividend equivalents that are paid in shares generally will remain subject to forfeiture until the shares are issued at the same time as the shares covered by the RSUs are issued.

The Board of Directors and the HR&CC believe that these amendments to the Plans and the RSU agreements will enhance the Company’s ability to attract and retain talented executives and employees and further align their interests with those of shareholders by providing them with dividend equivalent rights that are analogous to the shareholders’ dividend rights.

Letter concerning supermajority voting requirement

On September 27, 2010, the Company received a letter from the Chairman’s Committee of the Euronext College of Regulators concerning the provisions of the Company’s Certificate of Incorporation and Bylaws that currently are under a supermajority voting requirement. The letter is attached as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Letter dated September 27, 2010 from Jean-Paul Servais, for and on behalf of the Chairman’s Committee of the Euronext College of Regulators

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Dated: January 14, 2011	By	/s/ Michael S. Geltzeiler
Michael S. Geltzeiler
Group Executive Vice President & Chief Financial Officer